As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

TERRA INNOVATUM GLOBAL N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Via Matteo Trenta 117,

Lucca,

Italy 55100 LU,

+39 0583 55797

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2025 Equity Incentive Plan

(Full title of the plans)

Alessandro Petruzzi, Ph.D.

Chief Executive Officer

Terra Innovatum Global N.V.

Via Matteo Trenta 117

Lucca, Italy 55100 LU

+39 0583 55797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark Leahy

Robert A. Freedman

Amanda Rose

Ryan Mitteness

Fenwick & West LLP

801 California St

Mountain View, CA 94041

(650)-988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Terra Innovatum Global N.V. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on June 16, 2026 pursuant to Section 13 of the Exchange Act;

(b)	all other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42901) filed on October 9, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Pursuant to the Registrant’s Articles of Association, the Registrant shall indemnify each current or former director in any anticipated or pending action, suit, proceeding or investigation for any claim against that director that such director may derive from exercising his or her respective duties as a director of the Registrant for any and all:

(a)	costs and expenses, including but not limited to substantiated attorneys’ fees, reasonably incurred in relation to that director’s defenses in the relevant action, suit, proceeding or investigation or a settlement thereof;

(b)	liabilities, losses, damages, fines, penalties and other claims and/or financial effects of judgements against that director, excluding any reputational damages and (other) immaterial damages; and

(c)	payments by that director and/or any other financial effects resulting from a settlement of such action, suit, proceeding or investigation, excluding any reputational damages and (other) immaterial damages, subject to prior written approval of such settlement by the Registrant (such approval not to be unreasonably withheld), provided he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant or out of his or her mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Any indemnification by the Registrant pursuant to the Registrant’s Articles of Association described above (i) shall be made only upon a determination by the Registrant’s board of directors that indemnification of the Registrant’s director is proper under the circumstances because he or she had met the applicable standard of conduct set forth above, and (ii) may be paid by the Registrant in advance of the final disposition of the relevant anticipated or pending action, suit or proceeding against that director, upon a resolution of the Registrant’s board of directors with respect to the specific case.

A director of the Registrant, current or former, shall not be entitled to any indemnification pursuant to the Registrant’s Articles of Association, if and to the extent:

(a)	Dutch law would not permit such indemnification

(b)	a competent court, a judicial tribunal or, in case of an arbitration, an arbitrator or arbitral panel has established by final judgement that is not open to challenge or appeal, that the acts or omissions of the current or former director of the Registrant can be considered intentional, fraudulent, grossly negligent, willfully reckless or seriously culpable, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

(c)	the costs or the decrease in assets of the current or former director of the Registrant are/is covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

(d)	the Registrant and/or a company in the group brought the procedure in question up before the relevant court, judicial tribunal or, in case of an arbitration, arbitrator or arbitral panel,

in which event he or she shall immediately repay any amount paid to him or her (in advance, as the case may be) by the Registrant in connection with the indemnification described herein.

This indemnification by the Registrant will not be exclusive of any other rights to which those indemnified may be entitled otherwise.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1†	Business Combination Agreement, dated as of April 21, 2025, by and among GSR III Acquisition Corp. and Terra Innovatum, s.r.l. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 25, 2025).	S-1	333-291423	2.1	11/10/2025
2.2	Plan of Merger, dated as of October 9, 2025, by and among GSR III Acquisition Corp., GSR III Cayman Merger Sub and Terra Innovatum Global, N.V. (incorporated by reference to Annex B to the Registration Statement on Form S-4 (File No. 333-287271) filed on September 11, 2025.	S-1	333-291423	2.2	11/10/2025
3.1	English Translation of Certified Articles of Association of Terra Innovatum Global, N.V. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 16, 2025).	S-1	333-291423	3.1	11/10/2025
3.2	Board Regulations of Terra Innovatum Global, N.V. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on October 16, 2025).	S-1	333-291423	3.2	11/10/2025
4.1	Form of Terra Innovatum Global, N.V. Half Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 29, 2025).	S-1	333-291423	4.1	11/10/2025
4.2	Form of Terra Innovatum Global, N.V. Quarter Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on September 29, 2025).	S-1	333-291423	4.2	11/10/2025
4.3	Form of Bridge Warrants (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on October 16, 2025).	S-1	333-291423	4.3	11/10/2025
4.4	Description of Securities.	10-K	333-291423	4.4	6/16/2026
5.1	Opinion of Loyens & Loeff N.V.		333-291423			X
23.1	Consent of KPMG Accountants N.V., Independent Registered Accounting Firm.		333-291423			X
23.2	Consent of Loyens & Loeff N.V. (contained in Exhibit 5.1).		333-291423			X
23.3	Consent of MaloneBailey, LLP, Independent Registered Accounting Firm.		333-291423			X
24.1	Power of Attorney (included on the signature page to this Registration Statement).		333-291423			X
99.1+	Terra Innovatum Global, N.V. 2025 Equity Incentive Plan.	10-K	333-291423	10.6	6/16/2026
107	Filing Fee Table.					X

+	Indicates a management or compensatory plan.

†	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lucca, Italy, on this 2nd day of July, 2026.

TERRA INNOVATUM GLOBAL N.V.

By:	/s/ Alessandro Petruzzi
Alessandro Petruzzi, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alessandro Petruzzi, Ph.D., and Katherine Williams, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Alessandro Petruzzi	Chief Executive Officer and Director	July 2, 2026
Alessandro Petruzzi	(principal executive officer)

/s/ Katherine Williams	Chief Financial Officer and Director	July 2, 2026
Katherine Williams	(principal financial and accounting officer)

/s/ Cesare Frepoli	Chief Operating Officer and Director	July 2, 2026
Cesare Frepoli

/s/ Massimo Morichi	Chief Strategy Officer and Director	July 2, 2026
Massimo Morichi

/s/ Rex S. Jackson	Director	July 2, 2026
Rex S. Jackson

/s/ Michael Howard	Director	July 2, 2026
Michael Howard

/s/ Peter Hastings	Director	July 2, 2026
Peter Hastings